UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 26, 2015

Date of Report (Date of earliest event reported)

Iron Sands Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54477	42-2258702
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 Broadway, Suite 3700 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 800-9669

c/o Samir Masri CPA Firm P.C.,

175 Great Neck Road, Suite 403

Great Neck, NY 11021

(516) 466-6193

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” and “Item 5.01 Changes in Control of Registrant” of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 5.01 Change in Control of Registrant” of this Current Report is incorporated into this Item 3.02 by reference.

On August 26, 2015, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with Badlands NGLs, LLC (“Badlands”), Iron Sands Corp., a Delaware corporation (the “Company”), sold 5,000,000 newly issued shares of the Company’s common stock, $.0001 par value per share (“Common Stock”), to Badlands in exchange for total cash consideration in the amount of $49,319. The sale of the Common Stock to Badlands was not subject to any underwriting discounts or commissions. The Purchase Agreement was entered into contemporaneously with the Repurchase Agreement discussed under “Item 5.01 Change in Control of Registrant” of this Current Report, which is incorporated into this Item 3.02 by reference.

The issuance and sale of the Common Stock was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that the investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.01 Changes in Control of Registrant

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” of this Current Report is incorporated into this Item 5.01 by reference.

Simultaneously with the execution of Purchase Agreement discussed under “Item 3.02 Unregistered Sales of Equity Securities” of this Current Report, the Company entered into and consummated a Repurchase Agreement (the “Repurchase Agreement”), with its sole stockholder, NLBDIT 2010 Services, LLC, a Nevada limited liability company (“NLBDIT”), whereby NLBDIT sold and the Company repurchased 5,000,000 shares of Common Stock for an aggregate purchase price of $20,000, which sum was paid to NLBDIT by the Company from the proceeds received from the sale of the Common Stock pursuant to the Purchase Agreement.

As part of the transactions contemplated by the Purchase Agreement and the Repurchase Agreement, the Company caused the purchase price paid to the Company under the Purchase Agreement plus additional cash on hand to be distributed as follows: (a) $20,000 to NLBDIT for payment of the purchase price under the Repurchase Agreement; (b) $11,032 to vendors of the Company for payment of accounts payable as reflected in the books and records of the Company as of August 26, 2015; and (c) all remaining cash after the payments made in (a) and (b), except for the sum of $1,000, to NLBDIT Enterprises, LLC, a Nevada limited liability company (“NLBDIT Enterprises”), as partial payment on the NLBDIT Enterprises Note (defined below).

As part of the transactions contemplated by the Purchase Agreement and the Repurchase Agreement, the debts of the Company were discharged by their respective payees, as follows: (a) the balance of principal and interest as of August 26, 2015, after payment made under subparagraph (c) immediately above, related to the Promissory Note dated June 3, 2011, between the Company and NLBDIT Enterprises (the “NLBDIT Enterprises Note”), and any other past obligations or claims of any kind or nature whatsoever among the Company and NLBDIT Enterprises; and (b) loans advanced to the Company by Sunrise Financial Group Inc. (“SFG”), having a balance of principal and interest as of the Closing of $47,735, and any other past obligations or claims of any kind or nature whatsoever among the Company and SFG.

As a result of the transactions described above, Badlands now owns 100% of the issued and outstanding capital stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the closing of the Purchase Agreement and Repurchase Agreement (the “Closing”), Samir N. Masri, the Company’s Chief Executive Officer, Chief Financial Officer, President, and Secretary, resigned effective August 26, 2015 and resigned as a director of the Company effective August 29, 2015.

At the Closing, Mikhail Y. Gurfinkel was appointed Chief Executive Officer, President and Secretary of the Company, effective upon the Closing. Mikhail Y. Gurfinkel became a director of the Company effective August 29, 2015.

As a result of the transactions described above, Badlands controls the Company.

Mikhail Y. Gurfinkel has been President and COO of Badlands since 2013. Prior to this, Mr. Gurfinkel served for seven years from 2007-2013 as President and General Counsel, Americas Region, of Basic Element Company, a Russian private industrial conglomerate focusing on energy, metals & mining, manufacturing and construction. Prior to his tenure at Basic Element, Mr. Gurfinkel was a corporate attorney for over seven years from 1999-2007 at the law firms of Clifford Chance LLP and Hunton & Williams LLP. Mr. Gurfinkel also currently serves on the board of two companies, one of which is located in Canada and one in the U.S. The companies are Cabo Verde Capital Inc. (OTC: CAPV), a company focused on real estate development in the Republic of Cape Verde, and Bitumen Capital (TSXV: BTM.H), a new company seeking to make private equity investments. Mr. Gurfinkel has a B.A. with honors in philosophy (1995) and a Juris Doctorate from the University of California, Berkeley (1999).

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of August 26, 2015, between Iron Sands Corp. and Badlands NGLs, LLC.

10.2	Repurchase Agreement dated as of August 26, 2015, between Iron Sands Corp. and NLBDIT 2010 Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Sands Corp.

Dated: September 1, 2015
	By:	/s/ Mikhail Y. Gurfinkel
Mikhail Y. Gurfinkel
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of August 26, 2015, between Iron Sands Corp. and Badlands NGLs, LLC.

10.2	Repurchase Agreement dated as of August 26, 2015, between Iron Sands Corp. and NLBDIT 2010 Services, LLC.